UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2008 (July 9, 2008)

EXCEL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19306	11-2780242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Research Way

East Setauket, New York 11733

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (631) 784-6100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

1. On July 9, 2008, Excel Technology, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with GSI Group, Inc., a New Brunswick corporation, (“GSI”) and Eagle Acquisition Corporation, a Delaware corporation and a wholly-owned indirect subsidiary of GSI (“Purchaser”).

Pursuant to the Merger Agreement, Purchaser will (a)(i) commence a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, par value $0.001 per share, of the Company at a price of $32.00 per share, net to the holder thereof in cash without interest (the “Offer Price”) and (ii) subject to the satisfaction or waiver by Purchaser of the conditions to the Offer, accept for payment and pay for the shares tendered pursuant to the Offer (the “Purchase Time”), and (b) thereafter upon the terms and subject to the conditions set forth in the Merger Agreement, merge with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly-owned subsidiary of GSI. In the Merger, the shares of the Company’s common stock remaining outstanding following the consummation of the Offer, other than shares held by GSI or Purchaser or by stockholders who have validly exercised their appraisal rights under Delaware law, will be converted into the right to receive the Offer Price. At the effective time of the Merger, each option to acquire shares of Company common stock granted under any of the Company’s option plans (an “Option”) outstanding and unexercised immediately prior to the effective time of the Merger, whether vested or unvested, will be terminated and will solely represent the right to receive the excess, if any, of the Offer Price over the per share exercise price of such Option, multiplied by the number of shares of Company common stock issuable upon exercise of such Option. All restrictions applicable to any restricted shares of Company common stock will lapse immediately prior to and contingent upon the effective time of the Merger, except to the extent such lapsing is waived by the holder of such restricted shares of Company common stock.

The Merger Agreement provides that Purchaser will commence the Offer promptly and in any event by July 23, 2008.

The obligation of Purchaser to accept for payment and pay for shares of Company common stock tendered in the Offer is subject to the satisfaction or waiver of the conditions to the Offer set forth in the Merger Agreement, including among others, (a) there having been validly tendered and not withdrawn prior to the expiration of the Offer that number of shares of Company common stock which, together with shares of Company common stock already owned by GSI, Purchaser or their subsidiaries, constitutes a majority of the then-outstanding shares of Company common stock on a fully diluted basis (which means the shares of Company common stock actually outstanding plus shares of Company common stock underlying certain securities which are then exercisable for shares of Company common stock) (the “Minimum Condition”) and (b) the expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. The Minimum Condition may not be waived by Purchaser without the prior written consent of the Company.

If the Offer is consummated, the closing of the Merger will be subject only to there being no legal impediment thereto and to adoption of the Merger Agreement by the Company’s stockholders if required under the Delaware General Corporation Law (the “DGCL”). The Merger Agreement provides that in the event GSI and Purchaser, or any other direct or indirect subsidiary of GSI, owns at least 90% of the outstanding shares of Company common stock following the completion of the Offer (or any subsequent offering period), including as result of exercising the Top-Up Option described below, they will take all necessary and appropriate action to cause the Merger to be completed by means of a “short form” merger in accordance with Section 253 of the DGCL, without a meeting of the Company’s shareholders, as soon as practicable after consummation of the Offer. The Merger Agreement also provides that if following consummation of the Offer the Merger cannot be effectuated by means of a “short-form” merger, if permitted by, and in accordance with, applicable law and the Company’s certificate of incorporation and by-laws, GSI and Purchaser, as stockholders of the Company holding a majority of the issued and outstanding shares of Company common stock, will, not earlier than twenty (20) days after any required information statement is first distributed to the Company’s stockholders, adopt by written consent the Merger Agreement without a meeting of stockholders pursuant to Section 228 of the DGCL.

In the Merger Agreement, the Company has granted to Purchaser a one-time option (the “Top-Up Option”) to purchase from the Company such number of authorized but unissued shares of Company common stock (the “Top-Up Shares”) that, when added to the number of shares of Company common stock owned, directly or indirectly, by GSI or Purchaser following the consummation of the Offer, constitutes one share more than 90% of the shares of Company common stock outstanding, immediately after giving effect to the issuance of the Top-Up Shares. The Top-Up Option is exercisable only after Purchaser’s acceptance for payment and payment for shares of

Company common stock in accordance with the terms of the Offer and only if GSI and Purchaser own, directly or indirectly, at least 80% of the then-outstanding shares of Company common stock. Any Top-Up Shares purchased by Purchaser pursuant to the Top-Up Option will be purchased at a price per Share equal to the Offer Price and may be paid for with a promissory note. The purpose of the Top-Up Option is to enable Purchaser to acquire additional shares of Company common stock after consummation of the Offer such that it will be able to immediately effect a “short-form” merger.

Pursuant to the terms of the Merger Agreement, effective upon the purchase of a majority of then-outstanding shares of Company common stock pursuant to the Offer, GSI will be entitled to designate a number of directors, rounded up to the next whole number, on the Company’s board of directors and board committees equal to the product of (i) the total number of directors on the Company’s board of directors or board committee, as applicable, and (ii) the percentage that the number of shares of Company common stock beneficially owned by GSI and/or Purchaser bears to the number of shares of Company common stock then outstanding.

The Merger Agreement includes customary representations, warranties and covenants of the Company, GSI and Purchaser. The Company has agreed to operate its business in the ordinary course and consistent with past practice until the Merger is consummated. The Company also has agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and to certain restrictions on its ability to respond to any such proposals. The Merger Agreement also includes certain termination provisions for both the Company and GSI and provides that, in connection with the termination of the Merger Agreement under specified circumstances, one party (either the Company or GSI) may be required to pay the other a termination fee of $9,000,000. Except for the payment of such termination fee by either GSI or the Company, as applicable and if required by the terms of the Merger Agreement, none of GSI, Purchaser or the Company will have any liability for or remedy to collect monetary damages based on any breach of the Merger Agreement by any other party to the Merger Agreement.

A copy of the Merger Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

The Merger Agreement is attached as an exhibit to this report and is incorporated herein by reference to provide information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relationship among the parties thereto with respect to the transaction described in this report, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The Merger Agreement contains representations and warranties GSI, Purchaser and the Company made to each other as of specific dates. The assertions embodied in those representations and warranties were made principally for purposes of establishing the circumstances in which Purchaser may have the right not to consummate the Offer, or a party may have the right to terminate the Merger Agreement, and may be subject to important qualifications and limitations agreed to by GSI, Purchaser and the Company in connection with negotiating its terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for the purpose of allocating risk among GSI, Purchaser and the Company rather than establishing matters as facts. Investors in the Company’s securities are not third party beneficiaries under the Merger Agreement and should not rely on the representations and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their affiliates.

2. In connection with entering into the Merger Agreement, officers and directors of the Company entered into various agreements, as follows:

(a) On July 9, 2008, the Company entered into a Termination Agreement with Antoine Dominic, the Company’s Chief Executive Officer, pursuant to which, (i) contingent upon the occurrence of and immediately following the Purchase Time, his employment will terminate for good reason (as defined in Mr. Dominic’s employment agreement dated as of October 9, 2006), (ii) immediately upon the occurrence of the Purchase Time, he will be entitled to the following payments in accordance with the terms of his employment agreement:

•

a cash lump sum payment in an amount equal to two times his base salary, plus an amount equal to the sum of the bonuses paid or payable by the Company to him for each of the performance periods ending within the two calendar years immediately preceding the calendar year of termination of his employment

(collectively, the “Dominic Severance Payment,” all or a portion of which the Company and Mr. Dominic intend to be allocated to a 3-year covenant not to compete/non-solicit (the “Dominic Covenant Not to Compete Payment”));

•

bonus compensation which he had earned under the Company’s Annual Incentive Compensation Plan for Key Executives for (1) all performance periods that ended before the date of his termination of employment, and (2) the performance period in which his employment terminated (determined as if such performance period had ended as of the date of termination of such employment);

•

a change of control payment equal to the product of (1) 2.99 and (2) his “annualized includible compensation” as that term is defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and regulations thereunder for the period consisting of the most recent five (5) taxable years ending before the change of control;

•

a gross-up payment in an amount such that after payment by Mr. Dominic of all taxes (including any excise taxes, income tax or employment tax and taking into account any lost or reduced tax deductions on account of such payment), interest and penalties imposed upon the gross-up payment, he retains an amount from the gross-up payment equal to the excise tax imposed; and

•

in the event it is determined that any payment or benefit to Mr. Dominic is subject to any additional tax or interest pursuant to Section 409A(a)(1) of the Code, the Company will pay to him the amount of such additional tax and interest, as well as a gross-up payment, not to exceed $2,000,000 plus 6% simple interest (the “409A Indemnity”), and (iii) on the thirtieth (30th) day after the Purchase Time, Mr. Dominic will be entitled his deferred compensation. Mr. Dominic has waived any rights he may have with respect to continuing medical/dental payments and with respect to restricted stock that has not vested as of the Purchase Time. Notwithstanding the foregoing, the Dominic Covenant Not to Compete Payment will be subject to adjustment and final determination based on a valuation by an independent valuation firm, and the Dominic Severance Payment and the gross-up payment will be subject to adjustment and final determination by GSI’s independent accounting firm based on the final determination of the Dominic Covenant Not to Compete Payment.

Mr. Dominic is releasing the Company of all obligations to him (subject to certain stated exceptions, including (i) the Company’s obligations to him under his employment agreement for obligations that survive, (ii) any rights to indemnification (and advancement of expenses), (iii) any rights with respect to directors and officers liability insurance coverage, (iv) any rights pursuant to the Merger Agreement, and (v) rights under the Termination Agreement. In addition, the Company is releasing Mr. Dominic of all obligations to the Company, except for his obligations under his employment agreement for obligations that survive and the Termination Agreement.

A copy of Mr. Dominic’s Termination Agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference. The foregoing description of Mr. Dominic’s Termination Agreement is qualified in its entirety by reference to such Termination Agreement.

(b) On July 9, 2008, the Company entered into a Termination Agreement with Alice Varisano, the Company’s Chief Financial Officer, pursuant to which, (i) contingent upon the occurrence of and immediately following the Purchase Time, her employment will terminate for good reason (as defined in Ms. Varisano’s employment agreement dated as of February 15, 2007), (ii) immediately upon the occurrence of the Purchase Time she will be entitled to the following payments in accordance with the terms of her employment agreement:

•

a cash lump sum payment equal to her base salary, plus an amount equal to the sum of her prior year bonuses and expense allowance in effect on the date of such termination (collectively, the “Varisano Severance Payment,” all or a portion of which the Company and Ms. Varisano intend to be allocated to a 2-year covenant not to compete/non-solicit (the “Varisano Covenant Not to Compete Payment”)); and

•

a change of control payment equal to the product of (1) 2.99 and (2) her “annualized includible compensation” as that term is defined in Section 280G of the Code and the regulations thereunder for the period consisting of the most recent five (5) taxable years ending before the change of control

Notwithstanding the foregoing, the Varisano Covenant Not to Compete Payment will be subject to adjustment and final determination based on a valuation by an independent valuation firm, and the Varisano Severance Payment will be subject to adjustment and final determination by GSI’s independent accounting firm based on the final determination of the Varisano Covenant Not to Compete Payment.

Ms. Varisano is releasing the Company of all obligations to her (subject to certain stated exceptions, including (i) the Company’s obligations to her under her employment agreement for obligations that survive, (ii) any rights to indemnification (and advancement of expenses), (iii) any rights with respect to directors and officers liability insurance coverage under any of the Company’s or GSI’s (or any successors) directors and officers liability insurance coverage, (iv) any rights pursuant to the Merger Agreement, and (v) rights under the Termination Agreement. In addition, the Company is releasing Ms. Varisano from all obligations to the Company (except for her obligations under her employment agreement for obligations that survive and the Termination Agreement).

A copy of Ms. Varisano’s Termination Agreement is attached as Exhibit 10.2 to this report and is incorporated herein by reference. The foregoing description of Ms. Varisano’s Termination Agreement is qualified in its entirety by reference to such Termination Agreement.

(c) On July 9, 2008, the Company entered into a Release Agreement with J. Donald Hill, the non-executive Chairman of the Board of the Company, pursuant to which effective immediately upon the occurrence of the Purchase Time, (a) Mr. Hill is releasing the Company of all obligations to him, subject to certain exceptions, including (i) any rights to indemnification (and advancement of expenses), (ii) any rights with respect to directors and officers liability insurance coverage, (iii) any rights pursuant to the Merger Agreement, and (iv) any rights under the Release Agreement. In addition, the Company is releasing Mr. Hill of all obligations to the Company (except for his obligations under the Release Agreement).

A copy of Mr. Hill’s Release Agreement is attached as Exhibit 10.3 to this report and is incorporated herein by reference. The foregoing description of Mr. Hill’s Release Agreement is qualified in its entirety by reference to such agreement.

(d) On July 9, 2008, GSI and Purchaser entered into a Tender and Support Agreement (the “Tender and Support Agreement”) with the following (comprising all of the) officers and directors of the Company, in their capacity as stockholders/option holders, whereby such persons have agreed to tender their Shares pursuant to the Offer and vote in favor of the Merger: (i) Antoine Dominic, (ii) Alice Varisano, (iii) Steven Georgiev, (iv) James Donald Hill, (v) Ira J. Lamel, and (vi) Donald Weeden. The Tender and Support Agreement terminates upon the earlier of consummation of the Merger or termination of the Merger Agreement in accordance with its terms. A copy of the Tender and Support Agreement is filed as Exhibit 10.4 to this report and is incorporated by reference. The foregoing description of the Tender and Support Agreement is qualified in its entirety by reference to such agreement.

(e) On July 9, 2008, the Company entered into a Consulting Agreement with Dominics LLC (“Consultant”), a limited liability company of which Mr. Dominic is the sole member, which Consulting Agreement commences immediately following the termination of Mr. Dominic’s employment pursuant to the Termination Agreement (the “Separation Date”) and continues in effect until the earlier of (a) the date upon which the Consulting Agreement is terminated by the Company, or (b) the six (6) month anniversary of the Separation Date, and pursuant to which (x) Consultant will provide the Company with the consulting services of Mr. Dominic, as requested by GSI, (i) in connection with the transition and integration of GSI and affiliates with the Company, and (ii) specifically to assist in and facilitate the consolidation of monthly and quarterly company financial and operating information for use by GSI in preparing consolidated financial statements and reports and public company reports during the term of the Consulting Agreement, including, without limitation, assisting in the preparation of timely and accurate pro forma financial statements reflecting consummation of the transactions completed by the Merger Agreement to be included in filings made by GSI with the SEC (“Pro Formas”), and (y) the Company shall pay to Consultant, subject to Consultant’s substantial performance of his duties, on or before a date that is (i) one week following the first filing by GSI with the Securities and Exchange Commission (“SEC”) containing Pro Formas, an amount equal to one-eighth (1/8) of Mr. Dominic’s 2007 salary and bonus, and (ii) one week following the filing by GSI with the SEC of its annual report on Form 10-K for the year ended December 31, 2008, an amount equal to one-eighth (1/8) of Mr. Dominic’s 2007 salary and bonus. A copy of the Consulting Agreement is filed as Exhibit 10.5 to this report and is incorporated by reference. The foregoing description of the Consulting Agreement is qualified in its entirety by reference to such Consulting Agreement.

* * * * *

Notice to Investors

The tender offer for the outstanding common stock of the Company referred to in this report has not yet been commenced. This report is neither an offer to purchase nor a solicitation of an offer to sell securities of the Company. At the time the tender offer is commenced, GSI and Purchaser will file with the Securities and Exchange Commission (SEC) a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer, and the Company will file with the SEC a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. These documents will contain important information about the tender offer, and stockholders of the Company are urged to read them carefully when they become available. Stockholders of the Company will be able to obtain a free copy of these documents (when they become available) and other documents filed by the Company or GSI with the SEC at the website maintained by the SEC at www.sec.gov. In addition, stockholders will be able to obtain a free copy of these documents (when they become available) from GSI by contacting GSI Group Inc. at 125 Middlesex Turnpike, Bedford, Massachusetts 01730, attention: Investor Relations, or from the Company by contacting Excel Technology, Inc. at 41 Research Way, East Setauket, New York 11733, attention: Investor Relations.

Forward Looking-Statements

This report contains “forward-looking statements” that involve significant risks and uncertainties. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including: statements regarding the anticipated timing of filings and approvals relating to the transaction; statements regarding the expected timing of the completion of the transaction; statements regarding the ability to complete the transaction considering the various closing conditions; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of the Company’s stockholders will tender their stock in the offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of the Company’s control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in documents filed with the Securities and Exchange Commission by the Company, as well as the tender offer documents to be filed by GSI and the solicitation/recommendation statement to be filed by the Company. All of the materials related to the offer (and all other offer documents filed with the Securities and Exchange Commission) will be available at no charge from the Securities and Exchange Commission through its website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the Securities and Exchange Commission by the Company by contacting Investor Relations at Excel Technology, Inc., 41 Research Way, East Setauket, New York 11733, Attention: Investor Relations or at (631) 784-6100. The Company does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law.

Item 8.01.	Other Events

On July 10, 2008, GSI and the Company issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 9, 2008, by and among GSI Group, Inc., Eagle Acquisition Corporation and Excel Technology, Inc.

10.1	Termination Agreement, dated July 9, 2008, between Excel Technology, Inc. and Antoine Dominic.

10.2	Termination Agreement, dated July 9, 2008, between Excel Technology, Inc. and Alice Varisano.

10.3	Release Agreement, dated July 9, 2008, between Excel Technology, Inc. and J. Donald Hill.

10.4	Tender and Support Agreement, dated July 9, 2008 among GSI Group, Inc., Eagle Acquisition Corporation, Antoine Dominic, Alice Varisano, Steven Georgiev, James Donald Hill, Ira J. Lamel and Donald Weeden.

10.5	Consulting Agreement, dated July 9, 2008, between Excel Technology, Inc. and Dominics LLC.

99.1	Joint Press Release of GSI Group Inc. and Excel Technology, Inc., dated July 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCEL TECHNOLOGY, INC.

Dated: July 11, 2008	By:	/s/ Alice Varisano
Name: Alice Varisano
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 9, 2008, by and among GSI Group, Inc., Eagle Acquisition Corporation and Excel Technology, Inc.

10.1	Termination Agreement, dated July 9, 2008, between Excel Technology, Inc. and Antoine Dominic.

10.2	Termination Agreement, dated July 9, 2008, between Excel Technology, Inc. and Alice Varisano.

10.3	Release Agreement, dated July 9, 2008, between Excel Technology, Inc. and J. Donald Hill.

10.4	Tender and Support Agreement, dated July 9, 2008 among GSI Group, Inc., Eagle Acquisition Corporation, Antoine Dominic, Alice Varisano, Steven Georgiev, James Donald Hill, Ira J. Lamel and Donald Weeden.

10.5	Consulting Agreement, dated July 9, 2008, between Excel Technology, Inc. and Dominics LLC.

99.1	Joint Press Release of GSI Group Inc. and Excel Technology, Inc., dated July 10, 2008.